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                          ARTICLES OF AMENDMENT TO THE
                          ARTICLES OF INCORPORATION OF

                       SOUTH COAST GAS COMPRESSION COMPANY

                  Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation, which Amendment changes the name of the corporation from SOUTH COAST GAS COMPRESSION COMPANY to TIDEWATER COMPRESSION SERVICE, INC.


                                   ARTICLE I.

                  The name of the corporation is

                      SOUTH COAST GAS COMPRESSION COMPANY.


                                   ARTICLE II.

                  The following Amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on the 23rd day of March, 1970:

                  "ARTICLE I of the Articles of Incorporation is hereby amended so as to read as follows:

                  The name of the corporation is

                      TIDEWATER COMPRESSION SERVICE, INC."


                                  ARTICLE III.

                  The number of shares of the corporation outstanding at the time of such adoption was 3,200 shares, all of which were one class of common shares entitled to vote thereon.


                                   ARTICLE IV.

                  The number of shares voted for such amendment was 3,200, and the number of shares voted against such amendment was none.


                                   ARTICLE V.

                  The manner in which any exchange, reclassification or cancellation of issued shares provided for in the amendment shall be effected is as follows:

                                 NOT APPLICABLE.


                                   ARTICLE VI
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                  The manner in which the amendment effects a change in the
amount of stated capital as changed by such amendment is as follows:

                  The amendment does not effect a change in the amount of the stated capital. DATED this 23rd day of March, A.D., 1970.

                                            SOUTH COAST GAS COMPRESSION COMPANY

                                            BY /s/ John s. Laborde
                                               -------------------
                                                   Its                 President

                                            BY /s/ Frank J. Outishman
                                               ----------------------
                                                   Its           Asst. Secretary

                           ARTICLE OF AMENDMENT TO THE
                           ARTICLE OF INCORPORATION OF

                             SOUTH COAST GAS COMPANY

                  Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned Corporation adopts the following Articles of Amendment to its Articles of Incorporation, which Amendment changes the name of the corporation from SOUTH COAST GAS COMPANY to SOUTH COAST GAS COMPRESSION COMPANY, and changes the time for which it is to exist from fifty
(50) years to perpetual.


                                   ARTICLE I.

                  The name of the corporation is

                            SOUTH COAST GAS COMPANY.


                                   ARTICLE II.

                  The following Amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on the 30th day of April, 1969:

                       "ARTICLE I of the Articles of Incorporation is hereby amended so as to read as follows:

                  The name of the corporation is:

                      SOUTH COAST GAS COMPRESSION COMPANY.


                       ARTICLE IV of the Articles of Incorporation is hereby amended so as to read as follows:

                    The period of its duration is perpetual."


                                  ARTICLE III.

                  The number of shares of the corporation outstanding at the time of such adoption was 3,200 shares, all of which were one class of common shares entitled to vote thereon.


                                   ARTICLE IV.

                  The number of shares voted for such amendment was 3,200, and the number of shares voted against such amendment was none.


                                   ARTICLE V.

                  The manner in which any exchange, reclassification or cancellation of issued shares provided for in the amendment shall be effected is as follows:


                                 NOT APPLICABLE.

                                   ARTICLE VI.

                  The manner in which the amendment effects a change in the amount of stated capital as changed by such amendment is as follows:

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                       The amendment does not effect a change in the amount
                       of the stated capital.

                  Dated this 1st day of May, A.D., 1969.

                                               SOUTH COAST GAS COMPANY

                                               BY /s/ Berney L. Morgan
                                                  ---------------------
                                                  Its                  President

                                               BY /s/
                                                  ---------------------
                                                  Its                  Secretary



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STATE OF TEXAS    )
                  )                KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF HARRIS  )

                  THAT WE, BERNEY L. MORGAN, GUY H. JOHNSTON, and F. E. WOODLING, all being citizens of the State of Texas, under and by virtue of the laws of this state, do hereby voluntarily associate ourselves for the purpose of forming a private corporation under such laws, upon the following terms and conditions:

                                       I.


                  The name of the corporation shall be: "SOUTH COAST
                  GAS COMPANY."


                                       II.

                  The purpose for which it is formed is as follows:

                  To store, transport, buy and sell oil, gas, salt, brine and other mineral solutions and liquefied minerals.


                                      III.

                  The place where the business of the corporation is to be transacted is the City of Houston, in Harris County, Texas, and its principal place of business is to be in the City of Houston, Harris County, Texas.


                                       IV.

                  The term for which it is to exist is fifty (50) years.


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                                       V.

                  The number of the directors shall be not less than three nor more than nine and the names and residences of those who are appointees for the first year are as follows:

                                  NAME                 RESIDENCE

                             Berney L. Morgan        Houston, Texas
                             Guy H. Johnston         Bellaire, Texas
                             F. E. Woodling          Houston, Texas

                  The amount of the capital stock is $600.00 divided into 60 shares each of the par value of $10.00., all of which capital stock has been in good faith subscribed and paid for in cash, as is further shown by affidavit hereto attached.

                  IN TESTIMONY WHEREOF, we hereunto sign our names this the 22nd day of September, 1954.

                                                  /s/ Berney L. Morgan
                                                  --------------------
                                                  BERNEY L.. MORGAN

                                                  /s/ Guy H. Johnston
                                                  -------------------
                                                  GUY H. JOHNSTON


                                                  /s/ F.E. Woodling
                                                  -----------------
                                                  F. E.. WOODLING


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STATE OF TEXAS    )
                  )
COUNTY OF HARRIS  )

                  BEFORE ME, the undersigned authority, on this day personally appeared BERNEY L. MORGAN, GUY H. JOHNSTON, and F. E. WOODLING, all known to me to be the persons whose names are subscribed below, who, having been first duly sworn by me, on oath deposed and said, each for himself:

                  That they are the identical parties who executed the charter of South Coast Gas Company, which is sought to be incorporated under the laws of the State of Texas; that the full amount of the capital stock to be issued by said corporation, namely, $600.00, has been in good faith subscribed and that all of such capital stock has been paid for in cash; that the following are the names, residences and post office addresses of the parties subscribing to said capital stock, to-wit:

                    NAME                     RESIDENCE AND POST OFFICE ADDRESS

             Berney L. Morgan                       Houston, Texas
             Guy H. Johnston                        Bellaire, Texas
             F. E. Woodling                         Houston, Texas


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                  That the amount subscribed by each, and the amount paid by each, such payment being all in cash, are as follows:


                  NAME                   AMOUNT SUBSCRIBED         AMOUNT PAID
             Berney L. Morgan                $200.00                 $200.00
             Guy H. Johnston                 $200.00                 $200.00
             F. E. Woodling                  $200.00                 $200.00


                                                  /s/ Berney L. Morgan

                                                  --------------------
                                                  BERNEY L. MORGAN

                                                  /s/ Guy H. Johnston
                                                  -------------------
                                                  GUY H. JOHNSTON

                                                  /s/ F. E. Woodling
                                                  ------------------
                                                  F. E. WOODLING

                  SWORN TO AND SUBSCRIBED before me, by Berney L. Morgan, this the 22nd day of September, 1954, to certify which witness my hand and seal of office.

                                 /s/ Mary Jane Pinkston
                                 ----------------------

                                 NOTARY PUBLIC IN AND FOR HARRIS COUNTY, TEXAS